Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 30, 2013, which appears in ADS Waste Holding, Inc.’s consolidated financial statements for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewatherhouseCoopers, LLP

Jacksonville, Florida

September 11, 2013